EXHIBIT 21

                                   Exhibit 21

                    to the Cyberfast Systems, Inc. Form 10-SB

                                  Subsidiaries

1.       Cyberfast Network Systems Corp.;

2.       Budget-Calls Corporation; and

3.       Boca Data Systems, Inc.